UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

PLEXUS CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

One Plexus Way, Neenah, Wisconsin		54956
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(920) 722-3451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Plexus Corp. (the “Company”) held its 2012 Annual Meeting of Shareholders on February 15, 2012. Below are the voting results from the 2012 Annual Meeting:

Proposal 1: The nine management nominees for re-election to the Board of Directors were re-elected by the Company’s shareholders with the following votes:

Director’s Name	Authority Granted to Vote “For”	Authority Withheld
Ralf R. Boër	26,439,784	4,011,616
Stephen P. Cortinovis	29,580,193	871,207
David J. Drury	27,759,703	2,691,697
Dean A. Foate	29,454,734	996,666
Peter Kelly	28,688,770	1,762,630
Phil R. Martens	29,579,793	871,607
John L. Nussbaum	28,890,642	1,560,758
Michael V. Schrock	28,687,210	1,764,190
Mary A. Winston	29,587,253	864,147

* * *

Broker non-votes: 2,888,648 in the case of each director

Proposal 2: The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2012 with the following votes:

For: 31,438,157	Against: 1,879,215	Abstain: 22,676

Proposal 3: The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the Company’s Proxy Statement for the 2012 Annual Meeting, received the following votes:

For: 27,644,696	Against: 1,635,940	Abstain: 1,170,764

        Broker non-votes: 2,888,648

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLEXUS CORP. (Registrant)

Date: February 16, 2012	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

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